[Date]

Primus Guaranty, Ltd.                        DIRECT LINE:   441-298-7881
Clarendon House                              E-MAIL:        @cdp.bm
2 Church Street,                             OUR REF:       .corpdoc/117846
Hamilton, HM 11                              YOUR REF:
Bermuda

Dear Sirs

PRIMUS GUARANTY, LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-1 (Registration No.333- 114818) filed with the U.S. Securities and Exchange Commission (the "Commission") on o, 2004
as amended (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of [NUMBER] of the Company's common shares, par value US$o each (the
"Common Shares"), of which [NUMBER] are being offered by the Company (the "New
Shares") and [NUMBER] are being offered by certain selling shareholders of the
Company (the "Selling Shareholders") together with an additional [NUMBER] Common
Shares, subject to an over-allotment option granted to the underwriters by the
Selling Shareholders. Of the Common Shares being sold by the Selling
Shareholders, [NUMBER] are issued and outstanding Common Shares (the
"Non-Conversion Shares") and [NUMBER] are issuable upon due conversion of
[NUMBER] of the Series A Convertible Voting Preferred Shares, par value $0.01 each per share (the "Series A Shares"), of the Company held by the Selling
Shareholders (the "Conversion Shares").

For the purposes of giving this opinion, we have examined a copy of the
Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the [Secretary] of the Company on
o, 2004, copies of minutes of a meeting of the members of the Company held on o,
2004, minutes of meetings of the board of directors of the Company (the "Board")
held on o, 2004, and a meeting of the Pricing Committee of the Board held on o,
2004 (all such members, board and committee minutes as certified by the
[Secretary] of the Company on o, 2004 together, the "Minutes"), a copy of a
Certificate of Designation relating to the Series A Shares adopted by the Board on 12 March, 2002, as amended on 27 January, 2003 and 6 April, 2004, and certified by the Secretary of the Company on [ ], 2004 (the "Series A
Certificate"), which provides, inter

alia, for the conversion of the issued Series A Shares into Common Shares, correspondence with the Bermuda Monetary Authority and a certificate of compliance issued by the Bermuda Monetary Authority and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the
Minutes remain in full force and effect and have not been rescinded or amended,
(e) that there is no provision of the law of any jurisdiction, other than
Bermuda, which would have any implication in relation to the opinions expressed herein, (f) that upon issue of any shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (g) that the Series A Shares will be duly converted into Common Shares in accordance with the Series A Certificate, (h)
that prior to the issue or transfer of the Common Shares and the issue of the
Conversion Shares to the Selling Shareholders, the shares of the Company will be listed on the New York Stock Exchange, and (i) that the Company is and, at all relevant times, will be able to pay its liabilities as they become due.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Common Shares by the Company and the Selling Shareholders and is
not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.     The Company is duly incorporated and existing under the laws of Bermuda.

2.     When issued and paid for as contemplated by the Registration Statement, the New Shares will be validly issued, fully paid and non-assessable
       (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.     Based solely upon a review of the register of members of the Company, dated o, 2004, certified by the [Secretary] of the Company on o, 2004, the Non-Conversion Shares are validly issued, fully paid and non-assessable.

4.     The Conversion Shares, when issued upon due conversion of the Series A
       Shares in accordance with the Series A Certificate, will be validly issued, fully paid and non-assessable.

                                      -2-

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal
Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully
CONYERS DILL & PEARMAN

                                      -3-